Exhibit 10.3

PRIVATE WARRANT UNDERTAKING AGREEMENT

This AGREEMENT (this "Agreement"), dated as of January 29, 2024, is made by and among Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the "Sponsor"), Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("Pegasus"), Gebr. Schmid GmbH, a German limited liability company (the "Company"), Pegasus TopCo B.V., a Dutch private limited liability company, ("TopCo") to be converted into a public limited liability company and to be renamed Schmid Group N.V. promptly following the share exchange contemplated by the Business Combination Agreement (as defined below), and each of the undersigned individuals (such individuals, collectively, the "Insiders" and together with the Sponsor, the "Private Warrant Holders"). The Sponsor, Pegasus, the Company, TopCo and the Insiders shall be referred to herein from time to time collectively as the "Parties" and individually as a "Party". Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Pegasus, the Company, TopCo, and Pegasus MergerSub Corp., a Cayman Islands exempted company ("Merger Sub"), entered into that certain Business Combination Agreement, dated as of May 31, 2023 (as amended by the First Amendment to the Business Combination Agreement dated as of September 26, 2023 and the Second Amendment to the Business Combination Agreement dated as of January 29, 2024 and as it may be further amended, restated or otherwise modified from time to time in accordance with its terms, the "Business Combination Agreement") pursuant to which the parties thereto will consummate the Transactions on the terms and subject to the conditions set forth therein;

WHEREAS, the Private Warrant Holders together currently hold 9,750,000 private warrants (the "Private Warrants") issued by Pegasus in connection with its initial public offering in 2021, such warrants are governed by the warrant agreement between Pegasus and Continental Stock Transfer & Trust Company dated October 21, 2021 (the "Warrant Agreement");

WHEREAS, the Sponsor has on the day of this Agreement entered into a Warrant Transfer Agreement with Christian Schmid and Anette Schmid in which the Sponsor has agreed, on the day of the completion of the Business Combination Agreement, to transfer 2,000,000 Private Warrants to Christian Schmid and Anette Schmid; and

WHEREAS, the Parties have agreed that the Private Warrant Holders shall agree to certain undertakings in relation to certain rights they have in relation to their Private Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	UnterTAKING TO ONLY CASHLESS EXERCISE PRIVATE WARRANTS

Each of the Sponsor and each of the Insider Parties, in its respective capacity as holders of Private Warrants, irrevocably and unconditionally agrees that such Party will only exercise Private Warrants on a "cashless basis" in accordance with Section 2.6 of the Warrant Agreement and agrees to ensure that any Permitted Transferees (as defined in the Warrant Agreement) are likewise bound by this Agreement to only exercise Private Warrants on a "cashless basis". Following the completion of the Business Combination Agreement, TopCo may waive this condition and allow the Sponsor and/or any of the Insider Parties and/or any of the Permitted Transferees to exercise their Private Warrants other than on a "cashless basis" in accordance with the Warrant Agreement.

2.	UNTERTAKING TO CASHLESS EXERCISE PRIVATE WARRANTS AT $18.00

Unless previously exercised or redeemed, each of the Sponsor and each of the Insider Parties in its respective capacity as holders of Private Warrants, irrevocably and unconditionally agrees that such Party will exercise their respective Private Warrants on a "cashless basis" in full once the Reference Value (as defined in the Warrant Agreement) reaches $18.00 per share (subject to adjustments in compliance with Section 4 of the Warrant Agreement) and agrees to ensure that any Permitted Transferees (as defined in the Warrant Agreement) are likewise bound by this Agreement. For the avoidance of doubt, each of the Sponsor, each of the Insider Parties and any of the Permitted Transferees are allowed to exercise Private Warrants in accordance with the Warrant Agreement on a "cashless basis" below $18.00 per share. Following the completion of the Business Combination Agreement, TopCo may waive this undertaking in relation to the Sponsor and/or any of the Insider Parties and/or any of the Permitted Transferees.

3.	Termination

This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (the "Termination Date") (a) Closing, (b) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms or (c) the mutual written agreement of the Parties hereto; provided that nothing herein will relieve any Party from liability for any breach hereof prior to the Termination Date, and each Party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. Pegasus shall promptly notify the Sponsor and Insider Parties of the termination of the Business Combination Agreement after the termination of such agreement.

4.	No Recourse

Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement or any other agreement contemplated by the Transactions, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and persons that are expressly identified as Parties to this Agreement in their capacities as such and no former, current or future stockholder, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any Party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a "Non-Recourse Party"), shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties hereto, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or in connection therewith seek to recover monetary damages from, any Non-Recourse Party.

5.	Fiduciary Duties

Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor's capacity as a record holder and beneficial owner of its Private Warrants, each Insider makes no agreement or understanding herein in any capacity other than in such Insider's capacity as a direct or indirect investor in the Sponsor or record holder and beneficial owner of its Private Warrants, as applicable, and not, in the case of any Insider, in such Insider's capacity as a director, officer or employee of Pegasus, and (b) nothing herein will be construed to limit or affect any action or inaction by any Insider or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of Pegasus or as an officer, employee or fiduciary of Pegasus, in each case, acting in such person's capacity as a director, officer, employee or fiduciary of Pegasus.

6.	Representations and Warranties

Each of the parties hereto represents and warrants that (a) it has the power and authority, or capacity, as the case may be, to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement and the performance of its obligations hereunder have been, as applicable, duly and validly authorized by all corporate or limited liability company action on its part and (c) this Agreement has been duly and validly executed and delivered by each of the parties hereto and constitutes, a legal, valid and binding obligation of each such party enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

7.	No Third Party Beneficiaries

This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

8.	Further Assurances

Each of the Parties hereto is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each of the Parties hereto shall pay all of their respective expenses in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereto shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

9.	Notices

Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received:

(a)	when so delivered personally,

(b)	when sent, with no mail undeliverable or other rejection notice, if sent by email, or

(c)	three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

If to Sponsor:

Pegasus Digital Mobility Sponsor LLC

Attention: Jim Condon

E-mail: jcondon@stratcap.com

with a required copy (which copy shall not constitute notice) to:

Troutman Pepper

Attn:	Heath D. Linsky
Email:	heath.linsky@troutman.com

If to Pegasus:

Pegasus Digital Mobility Acquisition Corp.

Attn:	Jeremey Mistry and Stefan Berger
Email:	jmistry@pegasusdm.com; sberger@pegasusdm.com

with a required copy (which copy shall not constitute notice) to:

Clifford Chance

Junghofstrasse 14,

60311 Frankfurt am Main,

Germany

Attn:	George Hacket and Axel Wittmann
Email:	george.hacket@cliffordchance.com;
axel.wittmann@cliffordchance.com

If to the Company:

Gebr. Schmid GmbH

Robert-Bosch-Str. 32-36

72250 Freudenstadt

Germany

Attn:	Christian Schmid, Anette Schmid and Julia Natterer
Email:	natterer.ju@schmid-group.com;
Schmid.Ch@schmid-group.com;
Schmid.An@schmid-group.com

with a required copy (which copy shall not constitute notice) to:

Gleiss Lutz

Taunusanlage 11,

60329 Frankfurt am Main,

Germany

Attn:	Stephan Aubel and Alexander Gebhardt
Email:	alexander.gebhardt@gleisslutz.com;
stephan.aubel@gleisslutz.com

10.	No Waiver of Rights, Powers and Remedies

No failure or delay by a Party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party hereto shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

11.	Incorporation by Reference

Sections 1.2 (Construction); 12.3 (Assignment); 12.6 (Governing Law); 12.7 (Captions; Counterparts); 12.9 (Entire Agreement); 12.10 (Amendments); 12.11 (Severability); 12.12 (Jurisdiction); 12.13 (Waiver of Jury Trial); 12.14 (Enforcement) and 12.16 (Non survival of Representations, Warranties and Covenants) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ F. Jeremey Mistry
Name:
Title:

PEGASUS DIGITAL MOBILITY SPONSOR LLC

By:	/s/ James Condon
Name:
Title:

GEBR. SCHMID GMBH

By:	/s/ Christian Schmid
Name:
Title:

By:	/s/ Anette Schmid
Name:
Title:

PEGASUS TOPCO B.V.

By:	/s/ Stefan Berger
Name:
Title:

INSIDERS:

By:	/s/ Sir Ralf Speth
Name: Sir Ralf Speth

By:	/s/ F. Jeremy Mistry
Name: F. Jeremy Mistry

By:	/s/ Stefan Berger
Name: Stefan Berger

By:	/s/ James Condon
Name: James Condon

By:	/s/ Florian Wolf
Name: Florian Wolf

By:	/s/ Steven J. Norris
Name: Steven J. Norris

By:	/s/ Jeffrey H. Foster
Name: Jeffrey H. Foster

By:	/s/ John Doherty
Name: John Doherty